NESO

Shea A. Backus, Esq.
Nevada State Bar No. 8361
BACKUS, CARRANZA & BURDEN
3050 South Durango Drive
Las Vegas, NV 89117
Tel: (702) 872-5555
Fax: (702) 872-5545
Email: sbackus@backuslaw.com
Attorneys for Plaintiff Apex Manager LLC & Apex Operations LLC

EIGHTH JUDICIAL DISTRICT COURT
CLARK COUNTY, NEVADA

APEX MANAGER LLC, a Nevada limited-liability company, APEX OPERATIONS LLC, a Nevada limited-liability company, Plaintiffs, vs. GROW CONTRACTORS INC., a Nevada corporation; MCIG, INC., a Nevada corporation, ROBERT B. KRESSA II, a Nevada resident, MICHAEL HAWKINS, a Nevada resident, DOE DEFENDANTS I through XX, Defendants.	**Case No.:** **A-17-762243-B** **Dept.:** **XXVII** [BUSINESS COURT] **NOTICE OF ENTRY OF STIPULATION AND ORDER TO SEAL RECORDS**
GROW CONTRACTORS INC., a Nevada corporation; MCIG, INC., a Nevada corporation, DOES I through X; and ROE ENTITIES I through X, Counter/cross-claimants, vs. APEX MANAGER LLC, a Nevada limited-liability company, APEX OPERATIONS LLC, a Nevada limited-liability company; MICHAEL SASSANO, a Nevada resident; and RONALD SASSANO, a Florida resident, Counter/cross-defendants,	

NOTICE OF ENTRY OF STIPULATION AND ORDER TO SEAL RECORDS

PLEASE TAKE NOTICE that a Stipulation and Order to Seal Records was signed by District Court Judge Nancy Allf on September 17, 2019 and filed herein on September 18, 2019, a copy of which is attached hereto.

DATED this 18th day of September, 2019.

Respectfully Submitted By,
BACKUS, CARRANZA & BURDEN

Shea A. Backus, Esq.
Nevada Bar No. 8361
3050 South Durango Drive
Las Vegas, Nevada 89117
Attorneys for Plaintiff Apex Manager LLC & Apex Operations LLC

CERTIFICATE OF SERVICE

I am a resident of and employed in Clark County, Nevada. I am over the age of 18 years and not a party to the within action. My business address is: 3050 South Durango Drive, Las Vegas, Nevada, 89117.

On September 18, 2019, I served this document on the parties listed on the attached service list via one or more of the methods of service described below as indicated next to the name of the served individual or entity by a checked box:

VIA U.S. MAIL: *[NRCP 5(b)]* by placing a true copy thereof enclosed in a sealed envelope with postage thereon fully prepaid, in the United States mail at Las Vegas, Nevada. I am "readily familiar" with the firm's practice of collection and processing correspondence by mailing. Under that practice, it would be deposited with the U.S. Postal Service on that same day with postage fully prepaid at Las Vegas, Nevada in the ordinary course of business. I am aware that on motion of the party served, service is presumed invalid if postal cancellation date or postage meter date is more than one day after date of deposit for mailing an affidavit.

VIA FACSIMILE: *[EDCR 7.26(a)]* by transmitting to a facsimile machine maintained by the attorney or the party who has filed a written consent for such manner of service.

BY PERSONAL SERVICE: by personally hand-delivering or causing to be hand delivered by such designated individual whose particular duties include delivery of such on behalf of the firm, addressed to the individual(s) listed, signed by such individual or his/her representative accepting on his/her behalf. A receipt of copy signed and dated by such an individual confirming delivery of the document will be maintained with the document and is attached.

BY E-MAIL: by transmitting a copy of the document in the format to be used for attachments to the electronic-mail address designated by the attorney or the party who has filed a written consent for such manner of service.

BY ELECTRONIC MEANS: by electronically filing *[NEFR 9(b)]* and serving *[NEFR 9]* with the court's vendor.

I declare that under penalty of perjury under the laws of the State of Nevada that the above is true and correct. I further declare that I am employed in the office of a member of the bar of this court at whose direction the service was made.

An employee of BACKUS, CARRANZA & BURDEN

SERVICE LIST

ATTORNEYS OF RECORD	PARTIES REPRESENTED	METHOD OF SERVICE
Douglas D. Gerrard, Esq. Gary C. Milne, Esq. GERRARD COX LARSEN 2450 Saint Rose Parkway #200 Las Vegas, NV 89074 T: 702.796.4000 F: 702.796.4848 GMilne@gerrard-cox.com	Defendants/Counterclaimants Grow Contractors, Inc., mCig, Inc., Robert B. Kressa II, Michael Hawkins, and Pavel "Paul" Rosenberg	☐ Personal service ☐ Email service ☐ Fax service ☐ Mail service ☒ Electronic Means
Anthony M. Santos, Esq. 2620 Regatta Drive #102 Las Vegas, NV 89128 T: 702.701.1860 F: 702.543.4855 tony@amsantoslaw.com	Third-Party Defendant RON SASSANO	☐ Personal service ☐ Email service ☐ Fax service ☐ Mail service ☒ Electronic Means
Byron Thomas, Esq. Law Offices of Byron Thomas 3275 South Jones Boulevard #104 Las Vegas, NV 89146 T: 702.747.3103 F: 702.543.4855 byronthomaslaw@gmail.com	Co-Counsel Third-Party Defendant RON SASSANO	☐ Personal service ☐ Email service ☐ Fax service ☐ Mail service ☒ Electronic Means
Byron Thomas, Esq. Law Offices of Byron Thomas 3275 South Jones Boulevard #104 Las Vegas, NV 89146 T: 702.747.3103 F: 702.543.4855 byronthomaslaw@gmail.com	Third Party Defendant MICHAEL SASSANO	☐ Personal service ☒ Email service ☐ Fax service ☐ Mail service ☐ Electronic Means

ORIGINAL

Electronically Filed
9/18/2019 2:28 PM
Steven D. Grierson
CLERK OF THE COURT

SAO
Shea Backus, Esq.
Nevada State Bar No. 8361
BACKUS, CARRANZA & BURDEN
3050 South Durango Drive
Las Vegas, NV 89117
Tel: (702) 872-5555
Fax: (702) 872-5545
Email: sbackus@backuslaw.com
Attorneys for Plaintiffs Apex Manager LLC & Apex Operations LLC

EIGHTH JUDICIAL DISTRICT COURT
CLARK COUNTY, NEVADA

APEX MANAGER LLC, a Nevada limited-liability company, APEX OPERATIONS LLC, a Nevada limited-liability company, Plaintiffs, vs. GROW CONTRACTORS INC., a Nevada corporation; MCIG, INC., a Nevada corporation, ROBERT B. KRESSA II, a Nevada resident, MICHAEL HAWKINS, a Nevada resident, DOE DEFENDANTS I through XX, Defendants.	Case No.: A-17-762243-B Dept.: XXVII [BUSINESS COURT] **STIPULATION AND ORDER TO SEAL RECORDS**
GROW CONTRACTORS INC., a Nevada corporation; MCIG, INC., a Nevada corporation, DOES I through X; and ROE ENTITIES I through X, Counter/cross-claimants, vs. APEX MANAGER LLC, a Nevada limited-liability company, APEX OPERATIONS LLC, a Nevada limited-liability company; MICHAEL SASSANO, a Nevada resident; and RONALD SASSANO, a Florida resident, Counter/cross-defendants.	

///

STIPULATION AND ORDER TO SEAL RECORDS

The parties, through their respective counsel of record, agree and request that the following court filings be placed under seal indefinitely by the clerk and not made part of the public record:

1. Complaint (9/26/17);
2. Amended Complaint (10/19/17);
3. Answer and Counterclaim (12/01/17);
4. Reply to Counterclaim (12/28/17);
5. Arbitration File, mainly Request for Exemption (1/9/18);
6. Third Party M. Sassano Answer, Affirmative Defenses And Third-Party Counter-Claims In Response To Defendants/Third-Party Claimants (2/13/18);
7. Ron Sassano (Third-Party) Response(s) to Defendants Grow Contractors, Inc. and MCIG, Inc. and their Third Party Claims as Third Party Claimants (2/13/18);
8. Answer to Michael Sassano's Counterclaim (3/5/18);
9. Joint Case Conference Report (5/17/18);
10. Motion To Withdraw As Attorney Of Record (8/17/18);
11. Motion to Reopen/Extend Discovery Deadlines and Continue Trial on Order Shortening Time (First Request) (9/19/18);
12. Notice of Hearing Re: Motion to Reopen/Extend Discovery Deadlines and Continue Trial on Order Shortening Time (First Request) (9/19/18);
13. Motion to Withdraw as Attorney of Record (9/28/18);
14. Order to Withdraw as Attorney of Record (11/21/18);
15. Notice Releasing Subpoena Duces Tecum (2/25/19);
16. Motion for Protective Order on Order Shortening Time (3/12/19);
17. Opposition to Motion for Protective Order on Order Shortening Time (3/15/19);
18. Reply to Opposition to Motion for Protective Order (3/19/19); and

19. Court Minutes (3/20/19).

Many of the above pleadings and papers filed herein contain proprietary information pertaining to business structures and personal and banking information that would otherwise be confidential. The Court had previously ordered that there is to be a protective order in place before anything proceeds in this case in responding to a motion for protective order for discovery into personal finances. *See e.g.* Court Minutes (3/20/19). The pleadings and papers also make numerous allegations that could be harmful to various entities and persons; to which, the parties have reached a resolution of all claims in this matter without any finding by the court as to the allegations raised in the pleadings. As part of this resolution was to have portions of the court record sealed that could be viewed as harmful to said persons and entities; to which, there has been no findings made by the court. This is a pertinent term of the settlement agreement entered by all parties in an effort to resolve this case.

SRCR Rule 3(4) provides as follows:

> The court may order that the court files and records, or any part thereof, in a civil action to be sealed or redacted, provided the court makes and enters written findings that the specific sealing or redaction is justified by identified compelling privacy or safety interests that outweigh the public interest in access to the court record. The parties' agreement alone does not constitute a sufficient basis for the court to seal or redact court records. The public interest in privacy or safety interests that outweigh the public interest in open court records including findings that:
>
> ...
>
> (b) The sealing or redaction furthers an order entered under NRCP 12(f) or JCRCP 12(f) or a protective order entered under NRCP 26(c) or JCRCP 26(c);
>
> ...
>
> (e) The sealing or redaction is of the confidential terms of a settlement agreement of the parties;
>
> ...
>
> (g) The sealing or redaction is necessary to protect … or proprietary interests such as trade secrets as defined in NRS

600A.030(5); or

(h) The sealing or redaction is justified or required by another identified compelling circumstance.

Previously, this Court has recognized the need for a protective order in light of the nature of personal financial information being sought. The parties moving papers include reference to accounts and personal identifying information. *See e.g.* Motion for Protective Order on Order Shortening Time (3/12/19).

This request is made in good faith and on the basis that there is a significant competing interest to prevent the unfair damage to the parties' reputation as the filings contained scandalous or defamatory matter. *See Howard v. State*, 128 Nev. 736, 744, 291 P.3d 137, 142 (2012) (citation and internal quotation omitted) ([T]here are stronger reasons to deny public access to judicial records concerning private matters when the public access could only serve to satiate a thirst for scandal).

Accordingly, the parties respectfully stipulate to the request of this Honorable Court to enter an Order Sealing Certain Pleadings and Papers as noted above.

IT IS SO STIPULATED AND AGREED.

DATED this 12 day of ~~August~~ Sept., 2019.

BACKUS, CARRANZA & BURDEN

By: ______________________
Shea Backus Esq.
Nevada Bar No. 8361
3050 South Durango Drive
Las Vegas, NV 89117
Attorneys for Plaintiffs Apex Manager LLC and Apex Operations LLC

DATED this 30 day of August, 2019.

GERRARD COX LARSEN

By: ______________________
Douglas D. Gerrard, Esq.
Nevada Bar No. 4613
Gary C. Milne, Esq.
Nevada Bar No. 3653
2450 Saint Rose Parkway, Suite 200
Henderson, Nevada 89074
Attorneys for Defendants/Counterclaimants Grow Contractors, Inc., MCIG, Inc., Robert B. Kressa II, Michael Hawkins, and Pavel "Paul" Rosenberg

DATED this ____ day of August, 2019.

LAW OFFICES OF BYRON THOMAS

By: ______________________
Byron E. Thomas, Esq.
Nevada Bar No. 8906
3275 S. Jones Blvd. Ste. 104
Las Vegas, Nevada 89146
Attorneys for Third-Party Defendant Michael Sassano

DATED this ____ day of August, 2019.

LAW OFFICES OF BYRON THOMAS

By: ______________________
Byron E. Thomas, Esq.
Nevada Bar No. 8906
3275 S. Jones Blvd. Ste. 104
Las Vegas, Nevada 89146

Anthony M. Santos
Nevada Bar No. 11265
2620 Regatta Drive #102
Las Vegas, NV 89128
Attorneys for Third-Party Defendant Ronald Sassano

ORDER

Based on the foregoing Stipulation, the Court hereby makes the following findings and orders:

1. Several, if not most of the pleadings and papers filed in this action contain proprietary information pertaining to business structures and personal and banking information that would otherwise be confidential.
2. At the March 20, 2019 Hearing, the Court had previously ordered that there is to be a protective order in place before anything proceeds in this case in responding to a motion for protective order for discovery into personal finances.
3. The pleadings and papers also make numerous allegations that could be harmful to various entities and persons; to which, the parties have reached a resolution of all claims in this matter without any finding by the court as to the allegations raised in the pleadings. As part of this resolution was to have portions of the court record sealed

that could be viewed as harmful to said persons and entities; to which, there has been no findings made by the court. This is a pertinent term of the settlement agreement entered by all parties in an effort to resolve this case.

Therefore,

IT IS HEREBY ORDERED that the following papers and pleadings made part of the court record are to be under seal:

1. Complaint (9/26/17);
2. Amended Complaint (10/19/17);
3. Answer and Counterclaim (12/01/17);
4. Reply to Counterclaim (12/28/17);
5. Arbitration File, mainly Request for Exemption (1/9/18);
6. Third Party M. Sassano Answer, Affirmative Defenses And Third-Party Counter-Claims In Response To Defendants/Third-Party Claimants (2/13/18);
7. Ron Sassano (Third-Party) Response(s) to Defendants Grow Contractors, Inc. and MCIG, Inc. and their Third Party Claims as Third Party Claimants (2/13/18);
8. Answer to Michael Sassano's Counterclaim (3/5/18);
9. Joint Case Conference Report (5/17/18);
10. Motion To Withdraw As Attorney Of Record (8/17/18);
11. Motion to Reopen/Extend Discovery Deadlines and Continue Trial on Order Shortening Time (First Request) (9/19/18);
12. Notice of Hearing Re: Motion to Reopen/Extend Discovery Deadlines and Continue Trial on Order Shortening Time (First Request) (9/19/18);
13. Motion to Withdraw as Attorney of Record (9/28/18);
14. Order to Withdraw as Attorney of Record (11/21/18);

15. Notice Releasing Subpoena Duces Tecum (2/25/19);

16. Motion for Protective Order on Order Shortening Time (3/12/19);

17. Opposition to Motion for Protective Order on Order Shortening Time (3/15/19);

18. Reply to Opposition to Motion for Protective Order (3/19/19); and

19. Court Minutes (3/20/19).

IT IS HEREBY ORDERED that the above noted filings are sealed indefinitely.

IT IS SO ORDERED

Dated this 17 day of Sept, 2019.

Nancy L. Allf

NANCY L. ALLF
DISTRICT COURT JUDGE JD

Respectfully Submitted by,

BACKUS, CARRANZA & BURDEN

Shea Backus

Shea Backus, Esq.
Nevada Bar No. 8361
3050 South Durango Drive
Las Vegas, Nevada 89117
Attorneys for Plaintiffs Apex Manager LLC and Apex Operations LLC